UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 5, 2009

COMMISSION FILE NUMBER: 333-146405

VELOCITY OIL & GAS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	1311	20-5465816
(STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

3500 WASHINGTON AVE, SUITE 200
HOUSTON, TX 77007
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+62 813 812 18069
(REGISTRANT'S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On or around June 5, 2009, the Board of Directors of Velocity Oil & Gas, Inc. (the “Company”) increased the number of Directors of the Company from one (1) to three (3).  The Board also appointed Frank A. Jacobs and Edwargo Setjadiningrat as Directors of the Company to fill the vacancies left by the increase in Directors pursuant to the authority provided to the Board of Directors in the Company’s Bylaws (the “Appointments”).  Immediately following the Appointments, and effective June 5, 2009, James Moses resigned as a Director, and as Chief Executive Officer, Chief Financial Officer and President of the Company.

The Board of Directors, then consisting of Mr. Jacobs and Mr. Setjadiningrat appointed Mr. Setjadiningrat as President, Chief Executive Officer and Chief Financial Officer of the Company and Mr. Jacobs as Secretary effective June 5, 2009.

Mr. Setjadiningrat’s and Mr. Jacobs' biographical information are described below:

Edwargo Setjadiningrat, age 47

Mr. Setjadiningrat has served as the President and Director of PT. Esa Pundiputra Perkasa, a trading company, furniture manufacturer and exporter in Jakarta, Indonesia since May 1992. Additionally, since February 2005, Mr. Setjadiningrat has served as the Technical Director and assisted with the business development of PT. Sumber Daya Kelola, the first private company to enter into a contract with PERTAMINA for utilization of high CO2 content flare gas in late 1993.  PT. Sumber Daya Kelola is now operating and maintaining the first Modular Gas Plant which is processing flare gas from PERTAMINA's Tugu Barat Field located in West Java, Indonesia, producing LPG, lean gas, CO2 and condensate. Between December 1995 to April 2003, Mr. Setjadiningrat served as the Technical Director of PT. Ogspiras Basya Pratama.  From March 1986 to December 1992, Mr. Setjadiningrat held several positions with PT. SAC Nusantra from a Site Engineer to Project Manager.  From November 1984 to February 1986, Mr. Setjadiningrat served as a Construction and Architectural Supervisor with PT. Surabaya Delta Plaza.

Mr. Setjadiningrat obtained his Bachelor’s degree in Civil Engineering from the Institut Teknologi Sepuluh Nopember in Surabaya, East Java, Indonesia, in 1984.  He is a member of the Indonesia Engineer Association.

Frank A. Jacobs, age 56

Mr. Jacobs has served as the Executive Director of Triangle Energy Limited, an Australian incorporated company, since March 27, 2009.  Between May 2006 and October 2008, Mr. Jacobs served as our Chief Executive Officer, President, Treasurer and Director. Additionally, since November 2007, Mr. Jacobs has served as the sole officer and Director of South Marsh LLC, our wholly-owned Delaware subsidiary.  Since October 2007, Mr. Jacobs has served as President and as a Director of Fibre-Crown Manufacturing Inc. a Canadian public company listed on the TSXV Exchange (FBRH:TSXV). From January 2005 to June 2007, Mr. Jacobs served as a Director of Texhoma Energy, Inc.(“Texhoma”).  From January 2005 to June 2006, and from May 2007 to June 2007, Mr. Jacobs held the position of Chief Executive Officer and President of Texhoma. From January 2005 until February 2007, Mr. Jacobs served as Executive Chairman of Texhoma.  From August 2003 until May 2005, Mr. Jacobs was employed by International PetroReal Oil Corporation as a Director and as President and Chief Operating Officer.  From January 2003 until July 2004 Mr. Jacobs was employed by Loumic Exploration Inc. (formerly International Loumic Resources Ltd.) as a Director, and as President and Chief Executive Officer.

Prior to his return to Canada, Mr. Jacobs lived and worked in the oil industry in Australia and South East Asia and held a number of positions in public companies both in senior management positions and as a Director.

Mr. Jacobs obtained his Bachelor’s degree from the Higher Technical College Breda in the Netherlands in 1976 in Chemical Engineering and his Masters degree from the University of Calgary in Chemical Engineering in 1978.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Series A Preferred Stock

On March 2, 2009, the Company's Board of Directors unanimously agreed by a written consent to action without a meeting, to adopt a Certificate of Designations for the creation of a Series A preferred stock (the "Series A Preferred Stock").

The Series A Preferred Stock have a par value of $0.001 per share. The Series A Preferred Stock consist of one thousand (1,000) shares, each having no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the one thousand (1,000) shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. For example, if there are 10,000,000 shares of the Company's common stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,408,163 shares, out of a total number of 20,408,163 shares.

Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to the Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

Series B Preferred Stock

On May 5, 2009, the Company’s Board of Directors unanimously agreed by a written consent to action without a meeting, to adopt a Certificate of Designations for the creation of a Series B preferred stock (“Series B Preferred Stock”).

The Series B Preferred Stock have a par value of $0.001 per share. The Series B Preferred Stock consist of two million (2,000,000) shares, each having no dividend rights, no liquidation preference, no voting rights and no redemption rights.

The Series B Preferred Stock have a price of $2.50 per share and convert into the Company’s common stock on the basis of one for thirty. The Series B Preferred Stock was mistakenly filed such that the $2.50 price was subject to recapitalizations; however the Company is currently taking steps to amend the designation such that the Series B Preferred will not be subject to recapitalizations and to increase the number of designated shares of Series B Preferred Stock to four million (4,000,000) shares.

Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, which adversely affects the rights of the Series B Preferred Stock, make any changes to the Certificate of Designations, or effect any reclassification of the Series B Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series B Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series B Preferred Stock, make technical, corrective, administrative or similar changes to the Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series B Preferred Stock.

ITEM 8.01 OTHER EVENTS.

On or around April 30, 2009, all of the Company’s oil and gas rights located in the Gulf of Mexico expired other than its rights in SMI 138, which do not expire until June 30, 2009.

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The Company is planning to focus its attention on geothermal energy, producing LPG and possibly other downstream energy/engineering projects.

Starting in December 2008 and continuing earlier this year Mr. Jacobs, the Company’s majority shareholder, and current Director, gifted an aggregate of 5,800,000 shares of the Company’s common stock (the “Gifts”).

As a result of the Gifts, Mr. Jacobs currently beneficially owns an aggregate of 4,130,000 shares of the Company’s restricted common stock as of the filing of this report, and also beneficially owns Class A Warrants to purchase 10,000 shares of our common stock at an exercise price of $0.25 per share (“Class A Warrants”) and Class B Warrants to purchase 10,000 shares of our common stock at an exercise price of $0.50 per share (“Class B Warrants”) held by his wife, which he is deemed to beneficially own; and 50,000 shares of common stock, 50,000 Class A Warrants and 50,000 Class B Warrants held by Jacobs Oil and Gas, Ltd., formerly 670301, Ltd., a British Columbia corporation which he controls and which shares he is therefore deemed to beneficially own.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 3.1*	Certificate of Designations of Series A Preferred Stock
Exhibit 3.2*	Certificate of Designations of Series B Preferred Stock

*Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VELOCITY OIL & GAS, INC.

/s/ Edwargo Setjadiningrat
Edwargo Setjadiningrat
Chief Executive Officer

June 19, 2009